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                                                      Exhibit 24

                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report of CBL & Associates Properties, Inc. on Form 10-K for the fiscal year ended December 31, 1995, including one or more amendments to such Form 10-K, which amendments may make such changes as such person deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

Signature                Title                    Date

____________________     Chairman of the Board,   March 28, 1997
Charles B. Lebovitz      Board, President
                         and Chief Executive
                         Officer(Principal
                         Executive Officer)

____________________
John N. Foy              Director, Executive      March 28, 1997
                         Vice President, Chief
                         Financial Officer
                         and Secretary
                         (Principal Financial
                         Officer and Principal
                         Accounting Officer)

____________________
Stephen D. Lebovitz      Director, Senior         March 28, 1997
                         Vice President and
                         Treasurer

____________________
Claude M. Ballard        Director                 March 28, 1997

____________________
Leo Fields               Director                 March 28, 1997

____________________
William J. Poorvu        Director                 March 28, 1997

____________________
Winston W. Walker        Director                 March 28, 1997

____________________
*By:
 Charles B. Lebovitz     Attorney-in-Fact         March 28, 1997